EXHIBIT 10.11
FIRST AMENDMENT AGREEMENT TO
PROMISSORY NOTES

This FIRST AMENDMENT AGREEMENT TO PROMISSORY NOTES (this "Agreement") is made and entered on August 1, 2007, to be effective as of July 31, 2007 (the “Effective Date”) by and between Nano Holdings International, Inc., a Delaware company (“Nano”) and Jenadosa Holdings Limited (“Jenadosa”), each individually a “Party,” and collectively the “Parties.”

WITNESSETH:

WHEREAS, Jenadosa has previously loaned Nano an aggregate of $154,000, including but not limited to $50,000 in connection with the sale of a promissory note on November 20, 2005, $50,000 in connection with the sale of another promissory note on February 14, 2006, $5,000 in connection with the sale of a third promissory note on August 21, 2006, $7,000 in connection with the sale of a fourth promissory note on September 20, 2006, and $15,000 in connection with the sale of a fifth promissory note on October 13, 2006 (collectively the “Notes,” copies of which are attached hereto as Exhibits A through E);

WHEREAS, the Notes were due in full on July 31, 2007, together with any accrued and unpaid interest (the “Maturity Date”);

WHEREAS, any amounts not paid on the Notes when due were to bear interest at the rate of 15% per annum until paid (“Default Interest”);

WHEREAS, Nano has not generated as much revenue as it had originally anticipated, and as such has been unable to pay down the Notes, and/or repay the Notes on the Maturity Date; and

WHEREAS, the Parties desire to amend the terms of the Notes to extend such Maturity Date as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, including $10.00, the receipt of which is hereby acknowledged by the Parties, the Parties hereto agree as follows:

1.           The Extension. Jenadosa hereby agrees to extend the Maturity Date of the Notes, including the due date of any accrued and unpaid interest thereon until July 31, 2008, and to waive any event of default which may have occurred due to Nano’s failure to pay the Notes on the Maturity Date and/or any Default Interest which would otherwise have accrued on such Notes (collectively the “Extension”).

2.           Consideration.  Jenadosa confirms that it will receive valid consideration from the covenants contained herein and the Extension, due to the fact that as a result of such Extension, it will continue to earn interest on the outstanding amount of the Notes.

Nano also agrees that it will receive valid consideration from the Extension as such Extension will allow it a greater amount of time to accumulate a sufficient amount of cash to repay such Notes.

3.           Successors and Assigns.  This Agreement shall be binding upon each of the Parties who execute this Agreement below and their respective heirs, legal representatives, successors and assigns.

4.           Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the parties.

5.           Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.           Amendment.  No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and singed by all the parties hereto.

7.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

8.           Entire Agreement.  This Agreement constitutes the sole and only agreement of the Parties hereto and supersedes any prior understanding or written or oral agreements between the Parties respecting the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date set forth above.

Nano Holdings International, Inc.

/s/ David Rector
David Rector
Chief Executive Officer

Jenadosa Holdings Limited

By: /s/ Douglas M. Tufts

Its: Director

Printed Name: Douglas M. Tufts